UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 30, 2018 (Date of earliest event reported)

POTLATCHDELTIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 8.01   Other Events

On February 20, 2018, pursuant to the Agreement and Plan of Merger, dated as of October 22, 2017 (the "Merger Agreement"), among Potlatch Corporation, a Delaware corporation ("Potlatch"), Portland Merger, LLC, a Delaware limited liability company and wholly-owned subsidiary of Potlatch (“Merger Sub”), and Deltic Timber Corporation, a Delaware corporation ("Deltic"), Deltic merged with and into Merger Sub (the "Merger"). At the effective time of the Merger, the separate corporate existence of Deltic ceased and Merger Sub continued as the surviving entity in the Merger.

Upon the closing of the Merger, the shares of Deltic common stock, which previously traded under the ticker symbol "DEL" on the New York Stock Exchange (“NYSE”), ceased trading on, and were delisted from, the NYSE.

Item 2.01 on Form 8-K reporting the completion of the Deltic acquisition was filed on February 20, 2018. Because that Form 8-K was filed before the due date of Deltic’s Annual Report on Form 10-K for the year ended December 31, 2017, annual audited financial statements of Deltic were not required to be filed pursuant to Item 9.01(a) on Form 8-K. The exhibits to this current report on Form 8-K are not required to be filed in a Current Report on Form 8-K and are being provided voluntarily.

Item 9.01   Financial Statements and Exhibits

(d) The following items are furnished as exhibits to this report.

23	Consent of Independent Registered Public Accounting Firm

99.1	Deltic Timber Corporation’s audited financial statements as of December 31, 2017 and 2016 and for the three-year period ended December 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2018

POTLATCHDELTIC CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

23	Consent of Independent Registered Public Accounting Firm

99.1	Deltic Timber Corporation’s audited financial statements as of December 31, 2017 and 2016 and for the three-year period ended December 31, 2017

4